UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 2, 2004, Peabody Energy Corporation ("Peabody") completed the acquisition of a 25.5 percent interest in the Paso Diablo Mine in Venezula from RAG Coal International AG for a net purchase price of US$32.5 million. The purchase price was funded from currently available cash balances and the assumption of a short term payable to the Paso Diablo Mine.

Paso Diablo is a 6.5 to 7.0 million tonne-per-year operation that exports coal for electricity generators and steelmakers in North America and Europe.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(b) Pro Forma Financial Information

The financial information required by Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(c) Exhibits

2.1 Share Purchase Agreement among RAG Coal International AG, BTU International B.V and Peabody Energy Corporation dated as of June 10, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 7, 2004	By:	Richard A. Navarre

Name: Richard A. Navarre
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Share Purchase Agreement among RAG Coal International AG, BTU International B.V. and Peabody Energy Corporation dated as of June 10, 2004.